CORRESP 1 Form10_PDF_format.txt

				 Spence-Lingo & Company Ltd
                                         P.O. Box 4421
				        Atlanta, GA 30302
                                    Toll free 877-369-1889
                                        P) 770-369-1889
                                        F) 810-885-6979


June 30, 2008



Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:  Amendment Form 10_12/B PDF Version

Dear Sir or Madame:

Please let me take this time to thank you for reviewing this post.

Please find at the following link a PDF version of the Form 10 12/B filing for Common Share Class A of Spence-Lingo & Company, LTD:

http://www.FreedomTreeFinancial.com/sec/Form10-12B_AClass_A_PDFormat.pdf

I hope to hear from you soon

Very truly yours,


Spence-Lingo & Company, LTD

  By:   /s/ Jermaine E. SPence
    Jermaine E. Spence
    CEO

Jes/